Exhibit 10(g)
                             THE VALSPAR CORPORATION
                         KEY EMPLOYEE ANNUAL BONUS PLAN

PURPOSE:

The purpose of The Valspar Corporation Key Employee Annual Bonus Plan is to more closely align the goals and motivation of management with those of other Valspar shareholders and to provide key personnel with a long-term capital appreciation opportunity. This purpose is accomplished by granting options to acquire Valspar stock based on the performance of the Participant and Valspar and by encouraging the conversion of performance based cash bonuses to grants of restricted Valspar stock.


DEFINITIONS:

"Bonus and Election Form" shall mean the form used from time to time by Valspar for Participants to make elections under the Plan for each Fiscal Year.

"Cash Bonus Amount" shall mean the amount determined for a Participant for a particular Fiscal Year as set forth in Section 2 below. The amount of the Cash Bonus Amount will not change if all or part is converted into a restricted stock grant pursuant to the terms of this Plan.

"Change of Control" shall be deemed to have occurred if (i) any person increases or decreases its percentage equity ownership in Valspar by more than twenty percentage points from that person's percentage equity ownership in Valspar on the date hereof or (ii) a majority of the members of the board of directors of Valspar were not nominated and approved by the board of directors as it existed prior to the election of such directors. For the purposes of this definition, a "person" shall include an individual, corporation, partnership, trust or other legal entity or any group of such persons acting in concert. In calculating the ownership interest of any person, all securities for which such person is a beneficial owner as that term is used in Rule 13d-3, as then in effect, under the Securities Exchange Act of 1934 shall be included.

"Compensation Committee" shall mean the compensation committee of the Board of Directors of Valspar as constituted from time to time; provided, however, each member of the Compensation Committee shall be a "disinterested person" within the meaning of Rule 16b-3, as then in effect, under the Securities Exchange Act of 1934.

"Disability" shall mean permanent disability as that term is defined under the long term disability insurance coverage offered by Valspar to its employees at the time the determination is to be made.

"Eligible Employee" shall mean an Employee that the Compensation Committee has determined to permit to become a Participant.

"Employee" shall mean each person who is an employee of Valspar which term shall include both full and part-time employees but shall not include independent contractors providing services to Valspar.

"Fiscal Year" shall mean the period corresponding with each of the fiscal years of Valspar.

"Option Plan" shall mean The Valspar Corporation 1991 Stock Option Plan.

"Participant" shall mean an Eligible Employee that has executed a Bonus and Election Form and who remains a Participant pursuant to the provisions of
Section 1 of the Plan.

"Plan" shall mean The Valspar Corporation Key Employee Annual Bonus Plan, as set forth herein and as amended from time to time.

"Plan Administrator" shall mean the person or persons designated as such from time to time by the Compensation Committee. If no person is designated as the Plan Administrator, the Plan Administrator shall be the Secretary of Valspar.

"Retirement" shall mean the termination of employment with Valspar at any time after the Employee has attained the age of sixty years for any reason other than Termination for Cause.

"Stock" shall mean the common stock of Valspar, par value $.50 per share.

"Termination for Cause" shall mean the termination of employment with Valspar as a result of an illegal act, gross insubordination or willful violation of a Valspar policy by an Employee.

"Valspar" shall mean The Valspar Corporation, a Delaware corporation, with its principal offices in Minneapolis, Minnesota.


PLAN:

1.       Participants.

         From time to time, the Compensation Committee shall determine the Employees who will be Eligible Employees under the Plan. As soon as possible after the Compensation Committee has made its determination, the Plan Administrator will notify each Eligible Employee of her/his eligibility. An Eligible Employee shall become a participant by executing a Bonus and Election Form and filing it with the Plan Administrator. A Participant will cease being a Participant upon the earlier of (i) her/his termination of employment with Valspar for any reason or (ii) a determination by the Compensation Committee that he/she shall no longer be an Eligible Employee.

2.       Cash Bonus Amount.

         Each Participant will be eligible to earn a Cash Bonus Amount calculated as a percentage of that Participant's base salary for the Fiscal Year based on the performance of the Participant and/or Valspar for such Fiscal Year as determined by the Participant and his/her supervisor and as recorded in writing in an individual bonus plan for such Participant. A Participant must be an Employee on the last day of the Fiscal Year to earn any Cash Bonus Amount.

3.       Restricted Stock Grant.

         (a) A Participant may elect prior to the beginning of each Fiscal Year to convert all or any portion of his/her Cash Bonus Amount for that Fiscal Year into a grant of restricted Stock. The number of shares of Stock contained in the grant of restricted Stock for each Fiscal Year shall be determined by dividing twice the Cash Bonus Amount for that Fiscal Year that is converted into a grant of restricted Stock by the average closing price of one share of Stock on the New York Stock Exchange for the ten business days immediately prior to the date on which the Cash Bonus Amount for such Fiscal Year was to be paid.

         (b) Notwithstanding the fact that the number of shares of Stock contained in the grant of restricted Stock is not determined until after the end of each Fiscal Year, a Participant who is a Participant on the last day of a Fiscal Year shall be entitled to his/her Cash Bonus Amount and/or grant of restricted Stock for such Fiscal Year even if such Participant is not a Participant on the date the Cash Bonus Amount is determined or paid or when the number of shares of Stock to be contained in the grant of restricted Stock is determined or the certificate representing those shares is issued.

         (c) Immediately upon determination of the number of shares of Stock contained in the grant of restricted Stock, Valspar shall cause to be issued a stock certificate representing such shares of Stock in the name of the Participant. All certificates representing shares of Stock that are subject to the risk of forfeiture set forth in Section 3(d) below shall be held for Valspar by the Plan Administrator; provided, however, the person in whose name the certificate is issued shall be entitled to vote the shares represented by such certificate and receive dividends attributable thereto until such time, if ever, the shares are forfeited pursuant to Section 3(d) below.

         (d) The shares of Stock contained in each grant of restricted Stock are forfeitable for three years from the date of the grant if the Participant's employment with Valspar terminates for any reason other than death, Disability, Retirement or Change of Control. Such shares of Stock shall not be forfeitable if the Participant's employment with Valspar terminates during such three year period as a result of the Participant's death, Disability or Retirement or a Change of Control of Valspar or if the Participant's employment with Valspar terminates after the end of such three year period. At such time as the foregoing risk of forfeiture lapses, the certificate representing the shares of Stock shall be distributed to the person in whose name it was issued, or if appropriate that person's estate. If the shares of Stock are forfeited, the certificate representing those shares shall be canceled.

4.       Nonstatutory Stock Options.

         (a) For each Fiscal Year, each Participant will be granted a nonstatutory stock option under the Option Plan. The number of shares of Stock included in the nonstatutory stock option will be determined by dividing a percentage of the participant's base salary by the average closing price of one share of Stock on the New York Stock Exchange for the ten business days prior to the date on which the Cash Bonus Amount for such Fiscal Year was to be paid.

         (b) Each such option shall be evidenced by an option agreement between the Participant and Valspar which shall be prepared and executed as soon as possible after the determination of the number of shares of Stock to be covered by the option. The option agreement shall provide for an exercise price per share equal to the closing price of one share of Stock on the New York Stock Exchange on the day prior to the date on which the number of shares of Stock included in the nonstatutory stock option is determined, a term of ten years, vesting at the rate of 20% per year so that the option will be fully exercisable five years after the date of grant and will permit the option to be exercised by surrendering other shares of Stock owned by the Participant. The option agreement shall also provide for full vesting in the event that the Participant's employment with Valspar terminates as a result of death, Disability, Retirement or Change of Control. Except in the case of Termination for Cause, the option agreement shall permit the exercise of the vested portion of the option within thirty days (one year in the event of death) after the Employee's termination of employment with Valspar.

5.       Miscellaneous.

         (a) The Board of Directors of Valspar or the Compensation Committee may, at any time and without further action on the part of the shareholders of Valspar, terminate this Plan or make such amendments as it deems advisable and in the best interests of Valspar; provided, however, that no such termination or amendment shall, without the consent of the Participant, materially adversely affect or impair the right of the Participant with respect to a Cash Bonus Amount that the Participant has already earned or a grant of restricted Stock or a nonstatutory stock option that the Participant has already received; and provided, further, that unless the shareholders of Valspar shall have approved the same, no amendment shall, either directly or indirectly:

                  (1) Materially increase the total number of shares of Stock that may be awarded under this Plan to all Participants;

                  (2) Materially increase the benefits accruing to Participants under the Plan; or

                  (3) Materially modify the requirements as to eligibility for participation in the Plan.

         (b) Valspar shall be entitled to withhold and deduct from future wages of a Participant or from the Cash Bonus Amount, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to the lapse of restrictions applicable to the grant of restricted Stock pursuant to the Plan, or shall require the Participant promptly to remit the amount of such withholding tax obligations to Valspar before issuing any certificate for shares of Stock awarded under a grant of restricted Stock. Subject to such rules as the Compensation Committee may adopt, the Committee may, in its sole discretion, permit a Participant to satisfy such withholding tax obligations, in whole or in part, with shares of Stock having an equivalent fair market value or by electing to have Valspar withhold shares of Stock having an equivalent fair market value from the shares that may be issued pursuant to a grant of restricted Stock; provided, however, that the Participant must comply with any applicable provisions of Rule 16b-3 or its successor, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended.